Exhibit 99.1

Natus Medical Announces Fourth Quarter and Full Year 2012 Results

- Non-GAAP Profit Increases over 100% Leading to Record Fourth Quarter Results

SAN CARLOS, Calif.--(BUSINESS WIRE)--February 28, 2013--Natus Medical Incorporated (Nasdaq:BABY) today announced financial results for the fourth quarter and full year ended December 31, 2012.

For the fourth quarter ended December 31, 2012, Natus reported revenue of $90.5 million, compared to $64.1 million reported in the comparable quarter of the previous year. The Company reported net income of $4.8 million or $0.16 per diluted share for the fourth quarter 2012, compared to a loss of $17.3 million, or a loss of $0.61 per share, for the fourth quarter of 2011.

For the year ended December 31, 2012, Natus reported revenue of $291.7 million, compared to $232.7 million reported in 2011. Net income was $3.6 million, or $0.12 per diluted share for the year ended December 31, 2012, compared to a loss of $11.7 million, or a loss of $0.41 per share in 2011.

On a non-GAAP basis the Company reported net income of $8.6 million, or $0.29 per diluted share, for the fourth quarter of 2012, compared with net income of $4.1 million, or $0.14 per diluted share, for the fourth quarter of 2011, and net income of $18.4 million, or $0.62 per diluted share, for the full year 2012, compared with net income of $14.0 million, or $0.47 per diluted share, for the full year 2011.

“I am pleased with our record fourth quarter non-GAAP profitability and improved gross profit margin,” said Jim Hawkins, Chief Executive Officer of the Company, “Although delayed orders and softness in some international markets and in our domestic neurology business caused our revenue to come in below guidance, organic revenue still grew approximately 2.3% on a year-over-year basis. We believe our fourth quarter results reflect improved operating efficiencies at Natus. We remain committed to achieving our goal of a 12% non-GAAP pretax profit for fiscal 2013.”

“We successfully integrated the Nicolet sales organization into Natus during the fourth quarter, creating what we believe to be the largest sales and service organization in the world selling into the neurodiagnostic market,” said Hawkins. “After first entering this market only seven years ago, we have now become the worldwide market leader. We are very proud of this accomplishment.”

“During January, Natus announced and then successfully closed the acquisition of the Grass Technology Products Group, a provider of clinically differentiated neurodiagnostic and monitoring products,” said Hawkins. “This acquisition expands our presence in certain international markets, adds to our disposable product offering, and provides Natus with an entry into the research segment of the neurodiagnostic market.”

“Natus remains one of the fastest growing medical device companies in the world. With strong earnings growth and an emphasis on generating cash in 2013, we are enthusiastic about our prospects in the year ahead,” added Hawkins.

Financial Guidance

Natus reiterated its financial guidance for 2013.

For the full year 2013, the Company expects to report revenue of $362 million to $367 million and non-GAAP earnings per share of $0.81 to $0.84. For the first quarter of 2013, the Company expects to report revenue of $83 million to $85 million and non-GAAP earnings per share of $0.09 to $0.10.

The revenue and non-GAAP earnings per share guidance include the impact of the acquisition of the Grass Technologies Product Group. The guidance does not give effect to the impact of any other potential future acquisitions.

The Company’s non-GAAP earnings per share guidance excludes charges for amortization expense associated with intangible assets from prior acquisitions and the Grass Technologies acquisition, which the Company expects to be approximately $6.4 million and $1.6 million for the full year and first quarter 2013, respectively, and which the Company expects will reduce GAAP earnings per share by approximately $0.14 and $0.03 for the respective periods.

In addition, the non-GAAP earnings per share guidance excludes the effects of restructuring charges that the Company expects to incur in 2013 associated with recent acquisitions, the amount and timing of which have not yet been determined, and acquisition-related expenses associated with the Grass Technologies acquisition.

The Company’s non-GAAP guidance includes the impact of expensing employee share-based compensation. All earnings per share amounts are on a diluted basis.

Use of Non-GAAP Financial Measures

The Company's non-GAAP results for 2012 exclude amortization expense and trade name impairment charges associated with certain acquisition-related intangible assets, restructuring and severance charges, direct costs associated with acquisitions, the impact of inventory and backlog fair value adjustments recorded through purchase accounting, and the accelerated write off of capitalized software as more fully detailed below.

The Company believes that the presentation of results excluding these charges provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results. Therefore, the Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods. A reconciliation between the Company's results of operations on a GAAP and non-GAAP basis for the periods reported is included as part of the condensed consolidated statements of operations at the end of this release.

The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Individuals interested in listening to the conference call may do so by dialing 866-783-2146 or 857-350-1605, and entering reservation code 53672998. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 888-286-8010 for or 617-801-6888 and entering reservation code 58814594.

The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company's Web site for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments in newborn care, hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and balance and mobility disorders. Product offerings include computerized neurodiagnostic systems for audiology, neurology, polysomnography, and neonatology, as well as newborn care products such as hearing screening systems, phototherapy devices for the treatment of newborn jaundice, head-cooling products for the treatment of brain injury in newborns, incubators to control the newborn's environment, and software systems for managing and tracking disorders and diseases for public health laboratories.

Additional information about Natus Medical can be found at www.natus.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include statements regarding non-GAAP earnings in the first quarter and full year 2013 and expected amortization expense associated with acquired intangible assets. These statements relate to current estimates and assumptions of our management as of the date of this press release, and future events or Natus' future financial performance or results, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, the demand for our products and services, the impact of adverse global economic conditions on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with bringing new products to market and integrating acquired businesses, and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2011, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December	December	December	December
	2012	2011	2012	2011

Revenue	$90,450	$64,111	$291,699	$232,652
Cost of revenue	39,332	28,611	128,592	101,776

Gross profit	51,118	35,500	163,107	130,876

Operating expenses:
Marketing and selling	22,534	18,171	77,290	62,989
Research and development	8,107	6,985	29,967	25,562
General and administrative	12,096	8,053	51,347	32,880
Goodwill impairment charge	-	20,000	-	20,000

Total operating expenses	42,737	53,209	158,604	141,431

Income (loss) from operations	8,381	(17,709)	4,503	(10,555)

Other income/(expense):
Interest income	36	5	56	28
Interest expense	(258)	(108)	(489)	(268)
Other income, net	(719)	(99)	(282)	10

Total other income/(expense)	(941)	(202)	(715)	(230)

Income (loss) before provision for income tax	7,440	(17,911)	3,788	(10,785)

Provision for income tax (benefit) expense	2,681	(595)	168	912

Net income (loss)	$4,759	$(17,316)	$3,620	$(11,697)

Earnings (loss) per share:
Basic	$0.16	$(0.61)	$0.12	$(0.41)
Diluted	$0.16	$(0.61)	$0.12	$(0.41)

Weighted-average shares used to compute:
Basic earnings (loss) per share	29,282	28,565	29,031	28,565
Diluted earnings (loss) per share	29,974	28,565	29,837	28,565

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December	December	December	December
	2012	2011	2012	2011

GAAP based results:

Income (loss) before provision for income tax	$7,440	$(17,911)	$3,788	$(10,785)

Non-GAAP adjustments:

Goodwill impairment charge	-	20,000	-	20,000	(a)

Amortization expense associated with certain acquired intangible assets reported as a component of:					(b)

Cost of revenue	740	571	2,503	2,163
Marketing and selling	542	420	2,005	1,638
Research and development	338	334	1,351	1,324

Impairment of trade names (M&S)	560	700	560	700	(c)

Restructuring charge (G&A)	716	630	9,627	2,786	(d)

Direct costs of acquisitions (G&A)	80	32	2,858	322	(e)

Inventory FMV adjustments (COGS)	342	77	968	77	(f)

Backlog FMV adjustments (M&S)	-	-	720	-	(g)

Accelerate ERP system depreciation (G&A)	-	451	902	451	(h)

Non-GAAP income before provision for income tax	10,758	5,304	25,282	18,676

Provision for income tax expense, as adjusted	2,142	1,240	6,910	4,690

Non-GAAP net income	$8,616	$4,064	$18,372	$13,986

Non-GAAP earnings per share:
Basic	$0.29	$0.14	$0.63	$0.49
Diluted	$0.29	$0.14	$0.62	$0.47

Weighted-average shares used to compute:
Basic non-GAAP earnings per share	29,282	28,826	29,031	28,565
Diluted non-GAAP earnings per share	29,974	29,265	29,837	29,524

Memo, Gross profit percentage:
GAAP basis	56.5%	55.4%	55.9%	56.3%
non-GAAP basis	57.7%	56.4%	57.1%	57.2%

Note:

The Company has elected to provide non-GAAP financial results that exclude the items below as this presentation is common among companies that are active acquirors and whose results are, accordingly, affected by such charges, because this information is used by management to evaluate operating results and because it believes this information will assist investors in making period to period comparisons of the Company's operating results.

(a)	Goodwill impairment charged
(b)	Amortization expense associated with acquired intangible assets with definite lives.
(c)	Trade name impairment charge associated with acquired trade names.
(d)	Restructuring charge consisting of accruals for employee severance costs and associated exit and disposal costs.
(e)	Direct costs of acquisitions that are expensed pursuant to the requirement of ASC 805.
(f)	Fair value adjustment of inventory associated with the acquisitions of Embla and Nicolet included as a component of cost of sales in accordance with ASC 805.
(g)	Fair value adjustment of backlog associated with the acquisition of Nicolet included as a component of marketing and selling costs in accordance with ASC 805.
(h)	Acceleration of depreciation of pre-existing ERP systems associated with the implementation of the North American phase of a world-wide enterprise resource planning platform.

CONTACT:
Natus Medical Incorporated
Steven J. Murphy, 650-802-0400
Chief Financial Officer
InvestorRelations@Natus.com